Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that the Statement on Schedule 13G dated April 9, 2008 with respect to the shares of Common Stock of Rand Logistics, Inc. and any further amendments thereto executed by each and any of the undersigned shall be filed on behalf of each of the undersigned pursuant to and in accordance with the provisions of Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended.

Dated: April 9, 2008

RCG BALDWIN, L.P.
By: Ramius Advisors, LLC,
       its investment advisor
By: Ramius LLC,
       its managing member

RCG ENTERPRISE, LTD
By: Ramius LLC,
       its investment manager

RCG PB, LTD.
By: Ramius Advisors, LLC
       its investment advisor

RCG CRIMSON PARTNERS, L.P. By: Ramius LLC, its general partner RAMIUS ADVISORS, LLC By: Ramius LLC, its sole member RAMIUS LLC By: C4S & Co., L.L.C., as managing member C4S & CO., L.L.C.

By:	/s/ Jeffrey M. Solomon
Name: Jeffrey M. Solomon
Title: Authorized Signatory

/s/ Jeffrey M. Solomon
JEFFREY M. SOLOMON
Individually and as attorney-in-fact for Peter A. Cohen, Morgan B. Stark and Thomas W. Strauss